Exhibit 99.1

Pine Chemicals
(A Business of Georgia-Pacific LLC)
Combined Financial Statements
For the Year Ended December 31, 2016
With Report of Independent Auditors

Pine Chemicals
(A Business of Georgia-Pacific LLC)

Report of Independent Auditors

Board of Directors and Management
Georgia-Pacific LLC

We have audited the accompanying combined financial statements of Pine Chemicals (a business of Georgia-Pacific LLC), which comprise the combined balance sheet as of December 31, 2016, and the related combined statement of operations, changes in parent company net investment and cash flows for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Pine Chemicals at December 31, 2016, and the combined results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Atlanta, Georgia
October 13, 2017

PINE CHEMICALS
(A Business of Georgia-Pacific LLC)

Combined Balance Sheet
As of December 31, 2016
(Dollars in thousands)

	Notes	2016
ASSETS
Current assets:
Accounts receivable, net	Note 2	$10,920
Inventories	Note 3	7,043
Other current assets	Note 4	2,119
Related party receivables	Note 8	674
Total current assets		20,756

Property, plant and equipment, net	Note 5	36,061
Other assets	Note 5	845
Total assets		$57,662

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable		$1,988
Other current liabilities		504
Related party payables	Note 8	10
Total current liabilities		2,502

Deferred income taxes	Note 6	12,281
Total liabilities		14,783

Parent company net investment		42,879

Total liabilities and parent company net investment		$57,662

The accompanying notes are an integral part of the combined financial statements.

PINE CHEMICALS
(A Business of Georgia-Pacific LLC)

Combined Statement of Operations
For the Year Ended December 31, 2016
(Dollars in thousands)

	Notes	2016

Sales and operating revenues	Note 9	$103,202

Costs and operating expenses
Cost of sales	Note 7 and 10	83,649
Selling, general and administrative	Note 1 and 8	6,625
Depreciation and amortization	Note 5	7,480
Total costs and operating expenses		97,754

Income from operations		5,448

Other loss, net		1

Income before taxes		5,447

Income tax expense	Note 6	1,775
Net income		$3,672

The accompanying notes are an integral part of the combined financial statements.

PINE CHEMICALS
(A Business of Georgia-Pacific LLC)

Combined Statement of Changes in Parent Company Net Investment
For the Year Ended December 31, 2016
(Dollars in thousands)

	Notes	2016

Balance as of December 31, 2015		$50,441

Net income		3,672
Net transfer to Parent		(11,234)

Balance as of December 31, 2016		$42,879

The accompanying notes are an integral part of the combined financial statements.

PINE CHEMICALS
(A Business of Georgia-Pacific LLC)

Combined Statement of Cash Flows
For the Year Ended December 31, 2016
(Dollars in thousands)

2016
Cash flows from operating activities:
Net income	$3,672
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,480
Deferred tax (benefit)	(2,309)
(Gain)/loss on sale of property	1
Net change in operating assets and liabilities
Accounts receivable	217
Inventories	6,397
Accounts payable	(2,020)
Other working capital	(281)
Turnaround expenditures	(23)
Net cash provided by operating activities	13,134
Cash flows from investing activities:
Capital expenditures	(1,900)
Net cash used in investing activities	(1,900)
Cash flows from financing activities:
Net transfers to Parent Company	(11,234)
Net cash used in financing activities	(11,234)
Net increase (decrease) in cash and cash equivalents	—
Cash and cash equivalents, beginning of year	—
Cash and cash equivalents, end of year	$—

The accompanying notes are an integral part of the combined financial statements.

PINE CHEMICALS
(A Business of Georgia-Pacific LLC)

Notes to Combined Financial Statements

NOTE 1. FORMATION AND BASIS OF PRESENTATION

Pine Chemicals (the "Business", "we", "us", or "our") is a wholly-owned business of Georgia-Pacific LLC, a Delaware limited liability company ("Georgia-Pacific" or the"Parent").

Description of the Business

The Business is part of the pine chemicals industry and primarily manufactures fractionated tall oil (crude tall oil ("CTO"), blends, and derivatives), dry oilfields emulsifier, and mining related products. The pine chemicals industry refers to the recovery and fractionation of bio-renewable products and co-products obtained primarily from trees of the genus Pinus, via the kraft pulping process or by the wounding or “chipping” of trees to collect the exudated oleoresin. From the kraft pulping process, CTO is obtained and fractionated into different streams. The fractionated products and co-products can be upgraded into components used in a variety of materials, including adhesives, paints and coating, inks, soaps and detergents, lubricants, fuel additives, tires, paving materials, and chewing gum.

The Pine Chemicals business consists of a CTO fractionation facility in Crossett, Arkansas, and further processes some of these products at separate thermosetting resin facilities in Crossett, Arkansas, Lufkin, Texas, and Beaver Creek, Michigan.

On August 22, 2017, Georgia-Pacific entered into a binding Asset Purchase Agreement with Ingevity Arkansas, LLC, which contemplates the purchase of substantially all of the assets primarily used in Georgia-Pacific's Pine Chemicals business ("Pine Chemicals" or "the Business"), including assets and facilities related to tall oil fractionation operations and the production or modification of tall oil fatty acids, tall oil rosins, rosin derivatives, and formulated products (excluding manufacturing operations or assets located at the thermosetting facilities).

Basis of Presentation and Consolidation

The accompanying combined financial statements of the Business are presented in accordance with United States ("US") generally accepted accounting principles ("GAAP"). The Business is an integrated business of Parent and is not a stand-alone entity. The accompanying combined financial statements have been derived from historical accounting records of Parent. The historical operating results and cash flows of the Business may not be indicative of what they would have been had we been a stand-alone entity, nor are they necessarily indicative of what our operating results and cash flows may be in the future.

Parent company net investment in our operations is shown in lieu of stockholder's equity in the combined financial statements. The combined financial statements of the Business include all of the assets, liabilities, revenue, expenses, and cash flows of the Pine Chemicals business, as well as expenses allocated deemed reasonable by management, to present the combined financial position, results of operations, statement of changes in Parent company net investment, and cash flows on a stand-alone basis. The combined financial statements only include assets and liabilities that are specifically identifiable or otherwise attributable to the Pine Chemicals business.

Preparation of the combined financial statements included making certain adjustments necessary to reflect all costs of doing business to present the historical records on a basis as if the Business had been a separate stand-alone entity. As a result, our combined statement of operations includes allocations of certain corporate costs from Georgia-Pacific incurred on our behalf, as well as division costs from the Building Products and Chemicals divisions within Georgia-Pacific. Such costs that are specifically identifiable to us have been fully reflected in our combined statement of operations; the remaining corporate-level and division-level costs are being allocated to the Business using a number of allocation metrics including headcount, estimated percentage of time utilized by the Business, sales volume, and others. Corporate costs include finance and accounting, human resources, information technology, compliance, procurement, general counsel, and other costs. Division-level costs include sales and marketing, general and administrative, operations, research and development, engineering, finance and accounting, and other costs. We believe the methodologies applied for the allocation of these costs are reasonable.

The preparation of the combined financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and related footnotes. Actual results could differ from those estimates.

Fixed assets which were deemed to be integral to the operation of the Business have been included within "Property, plant and equipment, net" in the accompanying combined balance sheet. Those assets which are shared with Parent and not necessarily integral to the operation of the Business have been excluded from the accompanying combined balance sheet, and a shared use charge has been recorded in "Cost of sales" in the accompanying combined statement of operations to reflect the Business's share of costs associated with using those assets (see Note 8).

Our employees participate in defined contribution plans and defined benefit plans (the "Plans") sponsored by Parent. These Plans have been accounted for by us as multi-employer plans in the accompanying combined financial statements as discussed in Note 8.

All significant intercompany accounts and transactions within the Pine Chemicals business have been eliminated in the accompanying combined financial statements.

Current and deferred income taxes and related tax expense have been determined based on our stand-alone results by applying Accounting Standards Codification ("ASC") 740, Income Taxes, to our operations as if we were a separate taxpayer (i.e., following the separate-return methodology). Additionally, current income taxes payable calculated by the Business in applying the separate return methodology for determining our income tax provision are deemed to have been remitted, in cash, to Parent in the period the related tax expense was recorded.

Parent uses a centralized approach to cash management and financing its operations. Accordingly, cash, cash equivalents, debt, and related interest expense resulting from transactions with Parent have not been reflected in the combined financial statements, as such transactions between Parent and the Business are accounted for through the Parent company net investment account (see Note 8 for further discussion).

Transactions between Parent and the Business are deemed to have been settled immediately through the Parent company net investment account. Specifically, all charges and allocations of cost for facilities, functions, and services performed by Parent have been deemed paid by the Business to Parent, in cash, in the period in which the cost was recorded in the combined statement of operations. We reflect all intercompany transactions with Parent as being settled at the time of the transaction in the combined statement of cash flows.

Accounting Policies

Significant accounting policies are discussed throughout the notes to the combined financial statements.

Recent Accounting Pronouncements

Adopted Pronouncements

In December 2016, the FASB issued amendments to make minor corrections and minor improvements to the Accounting Standards Codification that are not expected to have a significant effect on current accounting practice. The amendments cover a wide range of topics in the Codification and include amendments related to differences between original guidance and the Accounting Standards Codification; guidance clarification and reference corrections; simplification and streamlining the Accounting Standards Codification; and minor improvements. These amendments were effective upon issuance. The guidance did not have a significant impact on the combined financial statements.

In August 2014, the FASB issued guidance to incorporate into US GAAP a requirement that management evaluate whether there are conditions and events that raise substantial doubt about an entity’s ability to continue as a going concern within one year after the combined financial statements are available to be issued. Historically, the requirement to perform a going concern evaluation existed only in auditing standards. The new requirements are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. The guidance did not have a significant impact on the combined financial statements.

Pronouncements Not Yet Adopted

In October 2016, the FASB issued guidance that amends current guidance by requiring that entities recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. The guidance is effective for annual and interim reporting periods beginning after December 15, 2017. Early adoption is permitted. The guidance is not expected to have a material impact on the combined financial statements.

In February 2016, the FASB issued guidance requiring lessees to recognize assets and liabilities for most leases and change certain aspects of today's lessor accounting, among other things. The guidance is effective retrospectively for annual and interim reporting periods beginning after December 15, 2018. Early adoption is permitted. The Business is currently evaluating the impact of adopting the new standard.

In July 2015, the FASB issued guidance that requires an entity to measure inventory that is measured using first-in, first-out ("FIFO") or average cost at the lower of cost and net realizable value. Subsequent measurement is unchanged for inventory measured using last-in, first-out ("LIFO") or the retail inventory method. This guidance is effective for annual and interim reporting periods beginning after December 15, 2016. The guidance is not expected to have a material impact on the combined financial statements.

In May 2014, the FASB issued a comprehensive new revenue recognition standard that will supersede nearly all existing revenue recognition guidance under US GAAP. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration which the company expects to be entitled to in exchange for those goods and services. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date option. The guidance is effective for annual and interim reporting periods beginning after December 15, 2017. The Business is currently evaluating the impact of adopting the new standard.

NOTE 2. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following as of December 31 (in thousands):

2016
Accounts receivable	$11,122
Allowance for doubtful accounts	(202)
Total accounts receivable, net	$10,920

The Business believes that the carrying amounts of accounts receivable approximate fair value due to their short-term maturities.

An allowance for doubtful accounts has been established based on the Business's collection experience and its assessment of the collectability of specific accounts. The Business evaluates the collectability of accounts based on a combination of factors. The allowance is adjusted when the Business becomes aware of changes in a specific customer's ability to meet its financial obligations or as a result of changes in the overall aging of accounts receivable.

Concentration of Credit Risk

Our top ten external customers accounted for 58% of sales in fiscal 2016, two of which individually accounted for 21% and 4% of sales, respectively. These same customers accounted for 16% and 14% of the Business's accounts receivable balance, respectively. If any one of the Business’s significant customers reduces, delays, or cancels substantial orders for any reason, the Business’s results of operations could be negatively affected, particularly for the period in which the delay or cancellation occurs.

NOTE 3. INVENTORIES

Inventories are valued at the lower of cost or market (“LCM”) and are summarized as follows as of December 31 (in thousands):

2016
Finished goods	$5,487
Raw materials	2,151
Supplies	438
LIFO reserve	(1,033)
Total inventories	$7,043

Inventory Valuation

Inventory values include the costs of materials, labor, and manufacturing overhead. The last-in, first-out ("LIFO") method was used to determine the cost of substantially all inventories as of December 31, 2016. The cost of other inventories are determined using the first-in, first-out method or weighted-average cost.

NOTE 4. STOREROOM SUPPLIES

Storeroom supplies represent equipment spare parts used at the Business’s manufacturing locations. These supplies are valued using weighted-average cost and are expensed when consumed. Storeroom supplies are classified as current assets, as they exist for usage in current operations. Total storeroom supplies included in “Other current assets” in the accompanying combined balance sheet as of December 31, 2016 were $2,043 thousand.

NOTE 5. PROPERTY, PLANT AND EQUIPMENT

Major classes of property, plant, and equipment consisted of the following as of December 31 (in thousands):

	Estimated Useful Life	2016
	(in years)

Machinery and equipment	3 – 20	$71,000
Buildings	20 – 45	2,805
Land and improvements	15 – 30	195
Construction in progress		1,500
Property, plant and equipment, at cost		75,500
Accumulated depreciation		(39,439)
Property, plant and equipment, net		$36,061

Replacements of major units of property are capitalized, and the replaced properties are retired.

Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. For the year ended December 31, 2016 depreciation expense was $4,746 thousand. Upon retirement or disposition of assets, cost and accumulated depreciation are removed from the related accounts and any gain or loss is included in “Other loss, net” in the accompanying combined statement of operations.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparing net book value to projected future undiscounted cash flows. If undiscounted net cash flows are less than the net book value, the recognized impairment is measured by the excess net book value over fair value. Fair values are based upon appraisals or estimates of discounted future cash flows. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Business recorded no impairments of property, plant and equipment during the year.

The Business accounts for planned major maintenance activities (“turnaround”) that restore the service potential of an asset using the deferral method. Under this method, the actual cost of each turnaround is capitalized and amortized to the next turnaround. As of December 31, 2016, a noncurrent asset of $845 thousand, representing the unamortized asset components of turnaround, was recorded in “Other assets” in the accompanying combined balance sheet. For the year ended December 31, 2016, amortization expense related to turnaround was $2,734 thousand and has been recorded in “Depreciation and amortization” in the accompanying combined statement of operations. Replacements of minor components of property and all other repair and maintenance costs are expensed as incurred.

NOTE 6. INCOME TAXES

Parent’s historic consolidated financial statements included the Business’s operations. For purposes of these carve-out financial statements, the Business’s taxes were computed and reported herein under the separate return method. Use of the separate return method may result in significant differences when the sum of the amounts allocated to carve‑out tax provisions are compared with amounts presented in historic consolidated financial statements. Furthermore, certain tax attributes, e.g., net operating loss carryforwards, reflected in the historic consolidated financial statements may not exist at the carve-out level, and vice versa.

U.S. income from continuing operations before income taxes was $5,447 thousand for the year ended December 31, 2016. The provision for income taxes includes income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities.

The provision for income taxes consists of the following for the year ended December 31 (in thousands):

2016
Current income taxes:
U.S. Federal	$3,365
U.S. State	719
Total current income taxes	4,084

Deferred income taxes:
U.S. federal	$(2,019)
U.S. state and local	(218)
Total deferred income taxes	(2,309)

Provision for income taxes	$1,775

A reconciliation of income tax expense using the statutory U.S. income tax rate compared with the actual income tax (benefit) provision for the year ended December 31(in thousands):

2016
Net Income before income taxes	$5,447
U.S. statutory income tax rate	35.0%
Tax expense at U.S. statutory income tax rate	1,906
State and Local income taxes	326
Other	(113)
Domestic Manufacturing Deduction	(344)
Income Tax Provision	$1,775
Effective Tax Rate	32.6%

Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates, applicable to future years, to differences between book and tax bases of existing assets and liabilities. With respect to deferred tax assets, the Business maintains valuation allowances when it is more likely than not that all or a portion of a deferred tax asset will not be realized. Changes in valuation allowances are included in the Business's income tax provision in the period of change. In determining whether a valuation is warranted, the Business takes into account such factors as prior earnings history, expected future earnings, unsettled circumstances that, if unfavorably resolved, would adversely affect utilization of a deferred tax asset, carry-back and carry-forward periods, and tax strategies that could potentially enhance the likelihood of realization of a deferred tax asset. As of December 31, 2016, the Business had recorded no valuation allowance to reduce the carrying value of our deferred tax assets as we concluded that it was more likely than not that such deferred tax assets would be fully realized.

The tax effects of significant temporary differences, representing deferred tax assets and liabilities, consist of the following as of December 31 (in thousands):

2016
Deferred tax assets:
Allowance for doubtful accounts	$75
Total deferred tax assets	$75

Deferred tax liabilities:
PP&E	(10,879)
Inventory	(1,147)
Turnaround	(330)
Total deferred tax liabilities	(12,356)

Net deferred tax liabilities	$(12,281)

Parent’s U.S. federal income tax returns for years prior to 2012 have been audited and settled. The Internal Revenue Service (“IRS”) is currently auditing Parent’s federal income tax returns for the years 2013 and 2014. The years 2015 and 2016 have not been audited by the IRS.
The Business’s policy is to recognize an estimate of potential interest and penalties related to liabilities for unrecognized tax benefits in the provision for income taxes. The Business has determined that it has no unrecognized tax benefits.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Leases

Total rental expense, all of which is included in "Cost of sales" in the accompanying combined statement of operations, was approximately $2,885 thousand for the year ended December 31, 2016, which includes the amount attributable to certain assets leased by the Chemical division (see Note 8).

NOTE 8. RELATED-PARTY TRANSACTIONS

Historically, the Pine Chemicals business has been managed and operated in the normal course of business with other businesses of Parent. Accordingly, certain shared costs have been allocated to Pine Chemicals and reflected as expenses in the accompanying combined financial statements. Management of Parent and Pine Chemicals consider the allocation methodologies used to be reasonable and appropriate reflections of the historical Parent expense attributable to Pine Chemicals for purposes of the combined financial statements; however, the expenses reflected in the combined financial statements may not be indicative of the actual expenses that would have been incurred during the period presented if Pine Chemicals historically operated as a separate, standalone business. In addition, the expenses reflected in the combined financial statements may not be indicative of related expenses that will be incurred in the future by Pine Chemicals.

(a) Cash Management and Financing

Pine Chemicals participates in Parent's centralized cash management and financing programs. Disbursements are made through centralized accounts payable systems that are operated by Parent. Cash receipts are transferred to centralized accounts, also maintained by Parent. As cash is disbursed and received by Parent, it is accounted for by Pine Chemicals through Parent company net investment account. All obligations are financed by Parent and financing decisions for wholly- and majority-owned operations are determined by central Parent treasury operations. As a result, all principal and interest remains with Parent.

(b) Allocated Cost

The allocated corporate-, segment-, and division-level costs included in "Cost of sales" and "Selling, general, and administrative" in the accompanying combined statement of operations were as follows for the year ended December 31 (in thousands):

2016
Corporate and building products segment costs	$3,048
Chemical division costs	6,768
Total Allocated Costs	$9,816

Parent shares certain fixed assets with the Business that are operated at the manufacturing locations, as well as other administrative sites. The Business recognized charges for the use of such assets of $313 thousand for the year ended December 31, 2016. These charges are reflected in "Cost of sales" in the accompanying combined statement of operations.

Research and development costs of $1,943 thousand for the year ended December 31, 2016 were included within "Selling, general, and administrative" in the accompanying combined statement of operations. These costs are a component of the "Chemical division costs".

The Business recognized charges for the use of certain assets leased by the Chemical division of $2,820 thousand for the year ended December 31, 2016. These charges are reflected in "Cost of sales" in the accompanying combined statement of operations.

(c) Related-Party Sales and Purchases

Parent

Throughout the periods covered by the accompanying combined financial statements, we purchased a majority of our raw materials (primarily by-products created as part of the manufacturing process) from non-Pine Chemicals Parent facilities. These purchases of by-products were based on transfer prices in existence at the time and may or may not reflect the market value of the products. These purchases totaled $42,363 thousand and are included in "Cost of sales" in the accompanying combined statement of operations.

We also sold finished goods to non-Pine Chemicals Parent facilities, which consisted of fractionated products. Related-party sales to certain Parent facilities totaled $724 thousand and are included in "Sales and operating revenues" in the accompanying combined statement of operations.

Koch

From time to time, the Business purchases raw materials from various subsidiaries of Koch. The Business's purchases from Koch for the year ended December 31, 2016 were $507 thousand and are noted within "Cost of sales" in the accompanying combined statement of operations. The payables due as of December 31, 2016 as a result of these purchases were $10 thousand and are included in "Related party payables" in the accompanying combined balance sheet.

The Business sells products to various subsidiaries of Koch. The Business’s sales to Koch were $2,873 thousand for the year ended December 31, 2016. The receivables due from Koch were $674 thousand and are included in "Related party receivables" as of December 31, 2016.

(d) Defined Benefit Pension Plans

Parent sponsors two U.S. noncontributory defined benefit pension plans in which employees of the Business participate: one covering salaried employees and the other covering hourly employees. Salaried employees and non-union hourly employees who are eligible for salaried benefits hired after January 1, 2006 do not participate in the salaried pension plan but receive additional benefits through Parent's defined contribution plan (see section "(e) Defined Contribution Plans" below). Salaried employees and non-union hourly employees who are eligible for salaried benefits hired before January 1, 2006 continue to accrue benefits under the salaried pension plan. Benefits under this plan primarily accumulate based upon compensation and age. Benefits under the noncontributory defined benefit pension plan for hourly employees primarily accumulate based upon years of service.

These plans are accounted for as multi-employer benefits plans in the accompanying combined financial statements and, accordingly, the combined balance sheet does not reflect any assets or liabilities related to these plans. Our combined statement of operations includes expense allocations for these benefits. All funding requirements have been made by Parent. As discussed in Note 1, transactions between Parent and the Business are deemed to have been settled immediately through Parent company net investment account.

Pension expense related to these plans for the year ended December 31, 2016 was $188 thousand.

(e) Defined Contribution Plans

Parent sponsors two qualified defined contribution plans to provide eligible employees with additional income upon retirement. Salaried employees and non-union hourly employees who are eligible for salaried benefits hired on or after January 1, 2006 receive an additional contribution to the salaried defined contribution plan instead of participating in the defined benefit pension plan. Parent's contributions to the plans are based on employee contributions and compensation. Contributions for employees of the Business for the year ended December 31, 2016 were $189 thousand. As these costs are directly attributable to Pine Chemicals, they are not included in the allocations table in section "(b) Allocated Costs" of this note.

NOTE 9. SALES AND OPERATING REVENUES

Revenue Recognition

The Business recognizes revenue when the following criteria are met: persuasive evidence of an agreement exists, delivery has occurred or services have been rendered, the Business’s price to the buyer is fixed and determinable, and collectability is reasonably assured. Delivery is not considered to have occurred until the customer takes title and assumes the risks and rewards of ownership. The timing of revenue recognition is largely dependent on shipping terms. Revenue is recorded at the time of shipment for terms designated free on board (“f.o.b.”) shipping point, where the Business does not bear the risk of loss during shipment. For sales transactions designated f.o.b. destination and other shipments where the Business bears the risk of loss during shipment, revenue is recorded when the product is delivered to the customer’s delivery site. Revenue is recognized net of discounts and allowances, which are comprised of trade allowances, cash discounts and sales returns. Reserves for cash discounts, trade allowances, credit losses and sales returns are estimated using historical experience.

NOTE 10. COST OF SALES

Cost of sales consist primarily of raw materials, freight, manufacturing costs (fixed costs, variable costs, energy and utilities costs), and maintenance expenses. Fixed costs include operating employee wages, supplies, contracted services, and other miscellaneous costs necessary to operate and maintain the manufacturing facilities.

Shipping and Handling Costs

Shipping and handling costs are included within “Cost of sales” in the accompanying combined statement of operations.

NOTE 11. SUBSEQUENT EVENTS

In preparing the combined financial statements, the Business has evaluated the events and transactions that occurred from January 1, 2017 to October 13, 2017 the date these financial statements were issued.